UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Steel Connect, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Independent Proxy Advisory Firms ISS and Glass Lewis Recommend
Steel Connect Stockholders Vote “FOR” All Proposals Regarding Merger with Steel Partners

Steel Connect Reminds Stockholders to Vote “FOR” All Merger-Related Proposals

Annual Meeting of Stockholders to be held on September 30, 2022

SMYRNA, TN—September [19], 2022—Steel Connect, Inc. (NASDAQ: STCN) (the “Company” or “Steel Connect”) announced today that leading independent proxy advisory firms Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) recommended that the Company’s stockholders vote “FOR” all proposals to be considered and voted on at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) in connection with the previously announced merger with Steel Partners Holdings L.P. (NYSE: SPLP) (“Steel Partners”). The Annual Meeting is scheduled to be held on September 30, 2022 at 12:00 p.m. ET.

In their reports dated September 16, 2022, ISS and Glass Lewis noted1:

●	“Investors reacted positively to the initial proposal from SPLP on March 28, driving the STCN share price up by 11.2 percent, compared to a 3.3 percent increase in the S&P 600 Data Processors & Outsourcing Services Index on the same day.” (ISS)

●	“Although shareholders may have some concerns over process and value, the offer represents a 16.4 percent premium to the unaffected price, the cash consideration provides liquidity and certainty of value, the CVR provides some potential for additional value, and there appears to be downside risk of non-approval.” (ISS)[2]

●	“Notwithstanding concerns regarding the process and value, the board negotiated for a go-shop period and a commitment from the controlling shareholder to support a superior proposal if one was made; no actionable alternative proposals were delivered during the go-shop period.” (ISS)

●	“In our opinion, the disclosed process was fairly thorough for purposes of securing the best terms possible for unaffiliated shareholders, and the Company took reasonable steps to evaluate potential strategic alternatives prior to entering into the Merger Agreement. Moreover, taking into account the extensive outreach conducted by the financial advisors, we see no reason to doubt that the proposed merger likely represents the most favorable offer available to SC shareholders at this time.” (Glass Lewis)

●	“[T]he all-cash purchase price of $1.35 per share represents what we consider to be a favorable premium of 91.5% over the Company’s unaffected trading price on November 19, 2020… we believe there is a strong procedural and financial case in favor of the proposed transaction.” (Glass Lewis)

Steel Connect’s stockholders are reminded that their vote is important, no matter how many or how few shares of stock they own. The Company’s Board of Directors recommends that the Company’s stockholders vote “FOR” each of the proposals at the Company’s September 30, 2022 Annual Meeting by completing and returning their proxy card, or by submitting their proxy by telephone or over the Internet.

If you would like copies of the Definitive Proxy Statement filed by the Company in connection with the Annual Meeting, have questions about any of the proposals, or require assistance voting your shares, please contact the proxy solicitor assisting us on this matter:

Mackenzie Partners, Inc.
1407 Broadway, 27 Floor
New York, New York 10018
Banks and Brokers Call: (212) 929-5500
All Others Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com

[1]	Permission to use quotations neither sought nor obtained.
[2]	ISS noted a July 14, 2022 open letter from Hillandale Advisors.

About Steel Connect, Inc.

Steel Connect, Inc. is a holding company with a wholly owned subsidiary, ModusLink Corporation, serves the supply chain management markets.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements that involve a number of risks and uncertainties. This communication contains forward-looking statements related to Steel Connect, Steel Partners and the proposed acquisition of Steel Connect by Steel Partners and their respective affiliates. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Steel Partners’ and Steel Connect’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Steel Partners and Steel Connect and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Steel Partners’ relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this release, and except as otherwise required by federal securities law, neither Steel Partners nor Steel Connect assume any obligation nor do they intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Connect by Steel Partners. In connection with the proposed merger, Steel Connect will file with the SEC and furnish to Steel Connect’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, STEEL CONNECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement and other relevant documents filed by Steel Connect with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Steel Connect’s website at www.steelconnectinc.com or by directing a request to Steel Connect, Inc., Attn: Chief Financial Officer, 2000 Midway Lane, Smyrna, Tennessee 37167 or by calling (914) 461-1276.

Participants in Solicitation

Steel Connect and its directors, executive officers and certain other members of management and employees of Steel Connect may be deemed to be “participants” in the solicitation of proxies from the stockholders of Steel Connect in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Steel Connect in connection with the proposed merger, which may be different than those of Steel Connect’s stockholders generally, are set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Steel Connect and its directors and executive officers and their ownership of Steel Connect common stock in the proxy statement, and additional information about the ownership of Steel Connect common stock by Steel Connect’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Jennifer Golembeske

914-461-1276

steelconnectinc.com

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